Exhibit 10.1(b)

FIRST AMENDMENT TO PROMISSORY NOTE

THIS FIRST AMENDMENT TO PROMISSORY NOTE (the “Amendment”) is dated as of the 14th day of January, 2022 and is made by and between FTAC Artemis Acquisition Corp. (the “Maker”) and FTAC Artemis Sponsor, LLC (the “Payee”).

RECITALS

A.	Maker executed that certain Promissory Note dated November 3, 2021 in the principal sum of up to Three Hundred Thousand dollars ($300,000) (the “Note”).

B.	The Note was scheduled to mature on March 31, 2022.

C.	Maker and Payee have agreed to make certain amendments to the Note.

D.	Unless otherwise set forth herein, all other provisions of the Note shall remain in full force and effect.

E.	All capitalized terms not defined in this Amendment will have the meanings given to them in the Note.

In consideration of these promises, the mutual covenants contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1. Section 1 of the Note is hereby amended and restated in its entirety to read as follows:

“Principal. The principal balance of this Note shall be repayable on the earlier of (the “Maturity Date”) (a) the date on which Maker consummates its initial public offering (“IPO”) and (b) June 30, 2022.”

[SIGNATURES APPEAR ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

MAKER:

FTAC ARTEMIS ACQUISITION CORP.

By:	/s/ Robert M. Smeal
Name:	Robert M. Smeal
Title:	Chief Financial Officer

PAYEE:

FTAC ARTEMIS SPONSOR, LLC

By:	/s/ Betsy Z. Cohen
Name:	Betsy Z. Cohen
Title:	Manager

Signature page to First Amendment to Promissory Note